EXHIBIT 99.1

                  For:                   Kasper A.S.L., Ltd.

                  Contact:               Joseph B. Parsons
                                         EVP and Chief Financial Officer
                                         (201) 864-0328

                                         Dee Salomon
                                         SVP Public Relations and Marketing
                                         (212) 626-6183

FOR IMMEDIATE RELEASE
---------------------

 --KASPER A.S.L. LTD. REPORTS RETURN TO PROFITABILITY FOR FULL YEAR AND FOURTH
                                   QUARTER--

 -- $59.1 MILLION OPERATING PROFIT FOR FISCAL YEAR COMPARED TO OPERATING LOSS OF
                         $42.6 MILLION IN PRIOR YEAR --

             -- STRONG BALANCE SHEET, $24.9 MILLION CASH POSITION --

NEW YORK - April 14, 2003 - Kasper A.S.L. Ltd. (KASPQ.OB) today reported financial results for the fourth quarter and fiscal year ended December 28, 2002.

Total revenue for the fourth quarter of 2002 increased 17.2% to $84.3 million from $71.9 million in the prior year. Net income for the fourth quarter of 2002 was $15.2 million, or $2.24 per share on a fully diluted basis compared to a net loss of $35.8 million, or $5.26 per share, in the fourth quarter of 2001.

Total revenue for fiscal 2002 decreased 2.1% to $375.8 million from $383.9 million in the prior year. Net income for fiscal 2002 was $6.4 million, or $0.95 per share on a fully diluted basis compared to a net loss of $75.7 million, or $11.13 per share in 2001.

The Company also announced that in fiscal 2002 it adopted Statement of Financial Accounting Standards No. 142 that requires the Company to perform an impairment test of goodwill and other intangible assets. As a result of the impairment test, the Company recorded a non-cash charge of $30.4 million to reduce the carrying value of goodwill. In accordance with accounting standards, the non-cash charge was recorded in the first quarter. The restated net loss for the first quarter was $24.7 million, or $3.64 per share on a fully diluted basis.

John D. Idol, Chairman and Chief Executive Officer, said, "We have instituted our turnaround plan by reorganizing operations, reducing expenses and increasing liquidity, and are encouraged by the results for the year. Gross margins have increased, selling, general and administrative expenses have been reduced and, as a result, we are seeing improvement in our performance compared to the prior year. At December 28, 2002 we had $24.9 million in cash and no cash borrowings under our DIP financing agreement."

Mr. Idol also stated: "While we remain cautious about the general economic situation in the United States, the results for the year have positioned the Company to complete its turnaround plan. Our management team is focused on emerging from reorganization as a balanced and profitable multi-brand women's apparel and accessories company."

As previously reported, the Special Committee of the Company's Board of Directors has engaged Peter J. Solomon Company to assist in the consideration of strategic alternatives, which may include a possible sale of the Company. The decision to retain Peter J. Solomon Company has the support of the Creditors' Committee, which is working cooperatively with the Special Committee in its exploration of various alternatives. The Company expects this exploration to be completed within sixty days.

Kasper A.S.L., Ltd. is a leading marketer and manufacturer of women's apparel and accessories. The Company's brands include Albert Nipon, Anne Klein, Kasper and Le Suit. These brands are sold in over 3,900 retail locations throughout the United States, Europe, the Middle East, Southeast Asia and Canada. The Company also licenses its Albert Nipon, Anne Klein, and Kasper brands for various men's and women's products.


This press release contains forward-looking statements within the meaning of the
U. S. federal securities laws. Such forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. For a discussion of those risks and uncertainties, please see "Disclosure Regarding Forward-Looking Information" in Kasper's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 14, 2003 and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 18, 2002. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.



                                   -- more --

                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)



                                           FISCAL YEAR        FISCAL YEAR        FISCAL YEAR
                                             ENDED               ENDED             ENDED              FOURTH            FOURTH
                                           DECEMBER 28,       DECEMBER 29,       DECEMBER 30,         QUARTER           QUARTER
                                              2002               2001               2000              2002              2001
---------------------------------------- ------------------ ------------------ ------------------ ---------------- -----------------
                                                                                                   (Unaudited)        (Unaudited)
Net sales..........................       $   358,037        $   368,593        $   400,797        $   78,861       $     67,470

Royalty income.....................             17,719             15,268             14,908             5,458             4,467
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Total revenue......................            375,756            383,861            415,705            84,319            71,937

Cost of sales......................            222,903            299,722            295,139            50,552            60,249
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Gross profit.......................            152,853             84,139            120,566            33,767            11,688

Operating Expenses:

Selling, general administrative
expenses...........................             90,884            104,007            104,961            19,630            26,008

Restructuring and other (credits)
charges............................             (2,495)             9,201              2,344              (572)            6,119

Depreciation and amortization......              5,357             13,550             11,345             2,180             4,713
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Total operating expenses...........             93,746            126,758            118,650            21,238            36,840
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Operating income (loss)............             59,107            (42,619)             1,916            12,529           (25,152)

Interest and financing costs.......              6,848             31,301             25,576               681             9,829
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Income (loss) before reorganization
costs, income taxes and cumulative
effect of change in accounting
principle..........................             52,259            (73,920)           (23,660)           11,848           (34,981)

Reorganization costs...............              5,166                 --                 --             2,031                --
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Income (loss) before income taxes and
cumulative effect of change in
accounting principle...............             47,093            (73,920)           (23,660)            9,817           (34,981)
Income taxes (benefit).............             10,249              1,750              1,528            (5,404)              769
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Income (loss) before cumulative
effect of change in accounting
principle..........................             36,844            (75,670)           (25,188)           15,221           (35,750)

Cumulative effect of change in
accounting principle...............             30,400                  --                --                --                --
                                        ------------------ ------------------ ------------------ ---------------- ------------------
Net income (loss)..................         $    6,444       $    (75,670)        $  (25,188)      $   15,221       $     (35,750)
                                        ================== ================== ================== ================ ==================
Basic and diluted earnings (loss) per
common share.......................         $     0.95       $     (11.13)        $    (3.70)      $     2.24       $      (5.26)
                                        ================== ================== ================== ================ ==================
Basic and diluted earnings (loss) per
common share before cumulative effect
of change in accounting principle..         $     5.42       $     (11.13)        $    (3.70)      $     2.24       $      (5.26)
                                        ================== ================== ================== ================ ==================

Weighted average number of shares used in computing basic and diluted earnings
  (loss) earnings per common
  share............................         6,800,000          6,800,000           6,800,000         6,800,000         6,800,000


                      KASPER A.S.L., LTD. AND SUBSIDIARIES
                             (DEBTOR-IN-POSSESSION)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                 ASSETS                                     -------------           --------------
                                                                             DECEMBER 28,             DECEMBER 29,
                                                                                2002                     2001
Current Assets:
    Cash and cash equivalents.........................................      $ 24,941                $   6,405
    Accounts receivable, net..........................................        14,479                    4,333
    Inventories, net..................................................        48,302                   73,699
    Other current assets..............................................         5,441                    4,226
                                                                            -------------           -------------
    Total Current Assets..............................................        93,163                   88,663
                                                                            -------------           -------------
Property, plant and equipment, at cost less accumulated depreciation          19,673                   15,637
    and amortization..................................................
Reorganization value in excess of identifiable assets, net of
    accumulated amortization..........................................        19,844                   50,245
Trademarks and other assets, net......................................       104,159                  104,145
                                                                            -------------           -------------
Total Assets..........................................................      $236,839                 $258,690
                                                                            =============           =============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable..................................................       $28,592                  $24,899
    Accrued expenses and other current liabilities....................        22,213                   18,219
    Interest payable..................................................           182                   28,483
    Deferred royalty income...........................................         5,098                     --
    Reclassified long-term debt.......................................          --                    110,000
    Bank revolver.....................................................          --                     59,048
                                                                            -------------           -------------
Total Current Liabilities.............................................        56,085                  240,649
Long-Term Liabilities Not Subject to Compromise:
    Deferred royalty income...........................................        10,000                    --
    Other long term liabilities.......................................           738                    --
                                                                            -------------           -------------
Total Liabilities Not Subject to Compromise...........................        66,823                  240,649
Liabilities Subject to Compromise                                            145,074                    --
                                                                            -------------           -------------
Total Liabilities.....................................................       211,897                  240,649

Total Shareholders' Equity............................................        24,942                   18,041
                                                                            -------------           -------------
Total Liabilities and Shareholders' Equity............................      $236,839                 $258,690
                                                                            =============           =============

                                                                            # # #
